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                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                            PPLUS TRUST SERIES GSG-1

                                DISTRIBUTION DATE
                                 AUGUST 17, 2004
                         CLASS A CUSIP NUMBER 73941X601
                         CLASS B CUSIP NUMBER 73941X700

         The Trustee received payments on August 16, 2004 and payments were made by the Trustee on August 17, 2004.

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 6.125% Notes due 2033 issued by The Goldman Sachs Group, Inc. (the "Underlying Securities"):

                             Interest:                       $4,103,750.00
                             Principal:                               0.00
                             Premium:                                 0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                             Paid by the Trust:                      $0.00
                             Paid by the Depositor:              $1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

                       Class A:
                             Interest:                       $4,020,000.00
                             Principal:                              $0.00
                             Unpaid Interest Accrued:                $0.00

                       Class B:
                             Interest:                          $83,750.00
                             Principal:                              $0.00
                             Unpaid Interest Accrued:                $0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                             Principal Amount:             $134,000,000.00
                             Interest Rate:                         6.125%

                       Rating:
                             Moody's Investor Service                  AA3
                             Standard & Poor's Rating Service           A+


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         (v)      the aggregate Certificate Principal Balance (or Notional
                  Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                             Class A: ($25 Stated Amount)
                             Initial Principal Balance:       $134,000,000
                             Reduction:                                 (0)
                                                              ------------
                             Principal Balance 08/17/04:     $134,000,000


                             Class B: ($25 Notional Principal Amount)
                             Initial Principal Balance:      $134,000,000
                             Reduction:                                (0)
                                                             ------------
                             Principal Balance 08/17/04:     $134,000,000